Exhibit 23

Independent Auditors’ Consent

The Board of Directors

Apogent Technologies Inc. and subsidiaries:

We hereby consent to incorporation by reference in the registration statements (No. 33-54436, No. 33-74112, No. 33-80098, No. 33-94822, No. 333-73588, No. 333-95169, No. 333-47015 and No. 333-102622) on Form S-8 of Apogent Technologies Inc. and subsidiaries of our reports dated November 10, 2003, relating to the consolidated balance sheets of Apogent Technologies Inc. and subsidiaries as of September 30, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2003, and all related financial statement schedules, which reports appear in the September 30, 2003 annual report on Form 10-K of Apogent Technologies Inc. and subsidiaries.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/    KMPG LLP

Boston, Massachusetts

December 10, 2003